UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2019

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5455 E. High Street, Suite 111

Phoenix, Arizona 85054

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SFM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jack L. Sinclair as Chief Executive Officer and Director

On June 20, 2019, Sprouts Farmers Market, Inc. (the “Company”) announced the appointment of Jack L. Sinclair as its Chief Executive Officer and as a member of its Board of Directors, effective June 24, 2019.

Mr. Sinclair, age 58, has been Chief Executive Officer of 99 Cents Only Stores LLC, a premier discount retailer, since February 2018,and prior to that was its Chief Merchandising Officer from July 2015 to February 2018. From December 2007 to April 2015, Mr. Sinclair was the Executive Vice President of the U.S. Grocery Division of Walmart, Inc. (NYSE: WMT), where he led all aspects of Walmart’s U.S. grocery business for its more than 4,000 stores. Prior to joining Walmart, Mr. Sinclair spent 14 years at Safeway PLC in London from 1990 to 2004, where he held several senior management positions that included responsibility for operations, merchandising and marketing for over 450 Safeway supermarket and convenience store locations throughout the United Kingdom. Mr. Sinclair served on the board of directors of The Hain Celestial Group (NASDAQ: HAIN), a leading marketer, manufacturer and seller of organic and natural products, from September 2017 to June 2019.  He earned a bachelor's degree in economics and marketing from The University of Strathclyde, Glasgow, Scotland.

In connection with Mr. Sinclair’s appointment, the Company’s Board of Directors approved a compensation package that will consist of (i) an annual base salary of $1,100,000 and (ii) an annual cash bonus opportunity under the Company’s short-term incentive compensation plan with a target of 125% of Mr. Sinclair’s annual base salary and a maximum of 250% annual base salary, subject to the Company’s achievement of pre-determined performance goals. In addition, commencing in 2020, Mr. Sinclair will be eligible to receive equity grants with an annual grant value equal to 300% of his base salary pursuant to the Company’s long-term incentive plan.  Mr. Sinclair will also receive a sign-on equity grant with a value totaling $5,100,000, comprised of $3,588,000 of restricted stock units (“RSUs”) and $1,512,000 of performance share awards (“PSAs”). The RSUs will vest ratably on an annual basis over a three-year period beginning on the first anniversary of the grant date. Consistent with the PSAs granted to the Company’s executive officers in March 2019, the PSAs will vest subject to the Company’s achievement of 2021 earnings before interest and taxes, or EBIT, performance targets established by the Board of Directors for executive officers in February 2019. Included in the aggregate sign-on equity grant are RSUs with a value of $1,800,000 intended to compensate Mr. Sinclair for compensation from his prior employer that he relinquished to join the Company at this time. Mr. Sinclair will be an “eligible executive” under the Company’s Amended & Restated Executive Severance and Change in Control Plan, dated December 20, 2018, will be eligible to participate in the Company’s medical and other benefit plans generally available to the Company’s executive officers and will receive reimbursement of life insurance premiums and legal and relocation expenses. Mr. Sinclair has become a party to the Company’s Confidentiality, Non-Competition and Non-Solicitation Agreement applicable to executive officers.

Mr. Sinclair will join the Company’s board as a Class III director, serving until the 2022 annual meeting of stockholders.

Resignation of Brad Lukow as Chief Financial Officer

Mr. Sinclair succeeds Brad Lukow and Jim Nielsen as the Company’s principal executive officer.  Mr. Lukow, the Company’s Chief Financial Officer, who also served as the Company’s Interim Co-Chief Executive Officer since December 31, 2018, resigned from the Company, effective June 20, 2019.

Mr. Nielsen, who also served as the Company’s Interim Co-Chief Executive Officer since December 31, 2018, will remain with the Company in his capacity as President and Chief Operating Officer, but remains on a temporary medical leave of absence from the Company.

Appointment of Chip Molloy as Interim Chief Financial Officer

Effective June 20, 2019, the Company’s Board of Directors has appointed Lawrence “Chip” P. Molloy as Interim Chief Financial Officer to act as the Company’s principal financial and accounting officer until a permanent successor has been named. Mr. Molloy, age 58, has served as an independent member of the Company’s Board of Directors since January 2013, including as Chairperson of the Audit Committee and a member of the Compensation Committee. Mr. Molloy served as the Chief Financial Officer of Under Armour, Inc. (NYSE: UA) from January 2016 to February 2017. Mr. Molloy most recently served as Interim Chief Executive Officer of Torrid LLC from January to August 2018 and has served as a board member of Torrid since August 2018. Mr. Molloy served as a director of Party City Holdco Inc. (NYSE: PRTY) from December 2013 to June 2016 and Wingstop Inc. (NASDAQ: WING) from February 2015 to March 2016.

Mr. Molloy served as Senior Advisor to Roark Capital Group, a private equity firm, from October 2014 to December 2015. Prior to that, Mr. Molloy served as Special Advisor to PetSmart, Inc., the largest specialty pet retailer, from June 2013 until April 2014, and had served as Chief Financial Officer of PetSmart from September 2007 until June 2013. Prior to PetSmart, Mr. Molloy was employed by Circuit City Stores, Inc. from 2003 to 2007, where he served in various finance leadership roles, including Chief Financial Officer of Retail from 2006 to 2007. He served ten years in the U.S. Navy as a fighter pilot, later retiring from the Navy Reserve with a rank of Commander.

In connection with Mr. Molloy’s appointment, the Company’s Board of Directors approved a compensation package that will consist of (i) $35,000 per week of service as Interim Chief Financial Officer and (ii) $35,000 for each of the next three years of Mr. Molloy’s service on the Board of Directors intended to compensate Mr. Molloy for the Audit Committee retainer fees that Mr. Molloy will forego due to his inability to serve on the Audit Committee for three years following his service as Interim Chief Financial Officer. The Company will also reimburse Mr. Molloy for living and transportation expenses associated with his appointment.

Resignation of Shon Boney from the Board of Directors

Effective June 20, 2019, Mr. Shon Boney resigned from the Board. Mr. Boney’s resignation is not due to any disagreement with the Company on any matter relating to operations, policies or practices.  The size of the Board of Directors will remain at seven members.

On June 20, 2019, the Company issued a press release announcing Mr. Sinclair’s appointment and the aforementioned leadership changes. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description

99.1	Press Release of Sprouts Farmers Market, Inc., dated June 20, 2019, entitled “Sprouts Farmers Market, Inc. Announces Leadership Changes”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: June 26, 2019	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary